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                                 EMPLOYMENT AGREEMENT


     This Employment Agreement ("Agreement") is made and entered into as of November 14, 1997 (the "Effective Date") by and between Audio International, Inc. ("Company") and Rick Marsh ("Executive"), based on the following facts:

     A. Executive has been an employee and has served as President of the Company since 1987.

     B. This Employment Agreement is being entered into concurrent with the closing of a purchase agreement between Company and DAH.

     C. The Company shall recommend to the Board of Directors of DAH to make a stock option grant of 8,500 shares of the Common Stock of DAH to Executive on the terms and conditions of the DAH Stock Option Plan.

     Based on the foregoing facts and circumstances, the Company and Executive agree as follows:

     1.   EMPLOYMENT.

          1.1 Company hereby employs Executive on a full time basis to perform all the duties currently performed by Executive in all capacities in which he currently serves and to serve as President of Company, together with such other duties as may be reasonably assigned by the Board of Directors. Company shall cause the Board of Directors of Company to appoint Executive as President of Company.

          1.2 Executive shall conduct his activities at the Company's offices at such locations as the Board of Directors may reasonably authorize.

          1.3 Executive shall report to the Chairman of the Company and shall be subject to the general supervision of the Chairman of the Company.

          1.4 Executive shall perform his duties on a full time basis and shall render his services to the Company in a faithful, diligent and competent manner. During the term of employment, Executive shall not perform services for, or earn compensation other than income from passive investments from, any other Person. As used herein, "Person" shall mean any corporation, partnership, limited liability company, natural person, government, or any other business entity, domestic or foreign. Notwithstanding the foregoing, and subject to the prior written approval (which approval shall not be unreasonably withheld) of the Chairman of the


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Company, Executive may serve as a member of the Board of Directors of other companies so long as such activity does not interfere with the Executive's obligations pursuant to this Agreement.

     2.   TERM OF EMPLOYMENT.

          2.1 This Agreement shall become effective on the Closing Date. Unless sooner terminated pursuant to the provisions of Section 2 of this Agreement, Company shall employ Executive commencing on the Effective Date which term shall continue until March 31, 2000.

          2.2 The term of employment shall be terminated by the death or disability of Executive. Disability shall mean the inability of Executive to provide the services specified in Section 1 for a period of three (3) consecutive months.

          2.3 On or before the date six (6) months prior to the date specified in Section 2.1, the Company shall give notice to the Executive if the Company intends to renew the Executive's employment after the term specified in Section
2.1. Any renewal of this Employment Agreement shall be on such terms as are agreed between Executive and Company.

     3.   COMPENSATION AND EXPENSES.

          3.1 As full compensation, other than fringe benefits for all services rendered by Executive to Company, Executive shall receive an annual salary of $225,000.00, paid on the regular pay dates of Company during the period of his employment pursuant to Sections 2.1 and 2.2.

          3.2 Company shall withhold from the compensation payable to Executive, amounts for taxes and similar matters as required by applicable law, rules or regulation of any appropriate government authority.

          3.3 Upon presentation of properly completed expense statements on the Company's expense forms, Company shall pay or reimburse Executive for all reasonable expenses incurred or paid by him during his employment pursuant to this Agreement. As used in this Section 3.3, the term "reasonable" shall mean that such expenses are consistent with those of executives in comparable positions with the operating companies of DAH.


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          3.4  Except for compensation (which is limited to the payments specified in Section 3.1), Executive shall be entitled to the same benefits as other executives in comparable positions with the operating companies of DAH, including medical and health benefits, paid vacation and such other benefits as Company in its sole discretion may provide to Executive, or as DAH shall provide to executives in comparable positions with the operating companies of DAH.

          3.5 The Chairman of the Company shall recommend to the Board of Directors of DAH to make a stock option grant of 8,500 shares of the Common Stock of DAH to Executive on the terms and conditions of the DAH Stock Option Plan and shall make recommendations in future year(s) consistent with (i) other executives in comparable positions with operation companies of DAH and (ii) comparable performance.

          3.6 During the term of this Agreement, Executive shall retain his Company automobile.

     4.   PROTECTION OF CONFIDENTIAL INFORMATION.

          4.1 Executive acknowledges that his employment by Company gives him knowledge of confidential and proprietary information about the Company, which may include matters involving costs, markets, customer identification and contacts, information about customers and vendors, plans for future products and development, potential patents and methods of operation, which information is not readily available to and not known by the public (such matters are referred to herein as "Company Confidential Information"). With respect to Company Confidential Information:

               (a) Executive will keep secret and not use or permit any other Person to use for the benefit of any person other than the Company or any of its affiliates any Company Confidential Information.

               (b) Concurrent with the termination of the employment of Executive, Executive shall deliver to Company all writings in the possession of, or under the control of, the Executive relating to the business of the Company.

          4.2 In the event of a material breach of any portion of this Section 4 by Executive, the Company shall have the right to have this Section 4 specifically enforced and to obtain an injunction against Executive.

          4.3 All inventions (including any contribution, improvement, ideas and


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discoveries, whether or not subject to patent protection) made by Executive during his employment by Company, and which are related to the business of Company, shall belong to Company. Executive shall promptly disclose such inventions to Company and perform all actions (without expense to Executive) reasonably requested by Company in support of his invention and of the ownership thereof by the Company.

     5.   NOTICES.

          All notices, requests, consents and other communications required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally or sent by confirmed facsimile and mailed first-class, postage prepaid, by registered or certified mail, as follows (or to such other address as either party shall designate by notice in writing to the other party in accordance herewith):

          If to Company:

               Audio International, Inc.
               c/o DeCrane Aircraft Holdings, Inc.
               2361 Rosecrans Avenue, Suite 180
               El Segundo, California  90245
               Attention: R. Jack DeCrane, Chairman
               Fax: (310) 643-0746

          with a copy to:

               Stephen A. Silverman, Esq.
               c/o Spolin & Silverman
               100 Wilshire Boulevard, Suite 940
               Santa Monica, California  90401
               Fax: (310) 576-4844


          If to Executive:

               Rick Marsh
               4149 Pangeburn Road
               Heber Springs, Arkansas  72543
               Telephone:  (501) 362-0029


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          with a copy to:

               Joe S. Mowery
               Giroir, Gregory, Holmes & Hoover
               111 Center Street, Suite 1900
               Little Rock, AR 72201
               Facsimile: (501) 374-2380

     6.   GENERAL.

          6.1 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          6.2 COSTS AND ATTORNEYS' FEES. If any action, suit or other proceeding is instituted concerning or arising out of this Agreement, the party in whose favor judgment is rendered shall recover such party's reasonable costs and attorneys' fees incurred.

          6.3 HEADINGS. The section and paragraph headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

                                   "Company"

                                   Audio International, Inc.



                                   ---------------------------------------
                                   By:  R. Jack DeCrane,
                                        Chairman


                                   "Executive"



                                   ---------------------------------------
                                   Rick Marsh


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